UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State of other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

In its Annual Report released on March 27, 2013, Diligent Board Member Services, Inc. (“Diligent” or the “Company”) disclosed that it had set June 4, 2013 as the date of its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Board of Directors has set May 1, 2013 as the record date for determining stockholders entitled to vote at the Annual Meeting. Pursuant to Listing Rule 3.3.5 of the NZSX Listing Rules, shareholders entitled to attend and vote at the Annual Meeting have the right to propose nominees for election to the Board of Directors of Diligent. Any nominations must be sent to Sonya Joyce, Diligent Board Member Services, Inc. PO Box 12409 Thorndon, Wellington 6144, New Zealand. Any nomination to be effective must be received by Ms Joyce by no later than Thursday, May 2, 2013. Under the rules of the United States Securities and Exchange Commission (SEC) applicable to Diligent, to include a shareholder nominee in a company's proxy materials under a procedure set forth under applicable foreign law, a nominating shareholder or shareholder group must notify the company of its intent on a Schedule 14N (Rule 14n-101), which also must be filed with the SEC on the date first transmitted to the company.

The announcement pursuant to the rules of the New Zealand Stock Exchange related to this matter is furnished herewith as Exhibit 99.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Announcement dated April 17, 2013 New Zealand Daylight Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Steven P. Ruse
Steven P. Ruse
Chief Financial Officer